Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Vice President and Chief Financial Officer	Director, Communications
763-540-1204	763-540-1212

Tennant Company Reports 2010 First Quarter Results

Net sales rose 16.7 percent;
Quarterly EPS was $0.21 vs. $0.04 adjusted loss per diluted share a year ago;
Gross margins reached 42.5 percent, up from 41 percent;
Cash generated from operations totaled $14.1 million

MINNEAPOLIS, Minn., April 22, 2010—Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, healthier world, today reported net earnings of $4.1 million, or $0.21 per diluted share, on net sales of $150.1 million for the first quarter ended March 31, 2010. These results are consistent with Tennant’s April 12, 2010, news release that pre-announced the company’s expectations, both for a strong first quarter and increased full year net sales and earnings guidance. In the prior year quarter, Tennant reported a net loss of $41.7 million, or a $2.29 loss per diluted share, on net sales of $128.6 million. Excluding the goodwill impairment charge of $43.4 million, or a $2.32 loss per diluted share, and a $1.3 million benefit from a restructuring charge reserve revision, the 2009 first quarter net loss would have been $0.7 million, or a $0.04 loss per diluted share.
Commented Chris Killingstad, Tennant Company’s president and chief executive officer: “In the 2010 first quarter, we saw particularly strong growth in the Americas and Asia. As noted in our release earlier this month, the double-digit sales gains were chiefly driven by continued demand for our proprietary ec-H2O™ technology platform, as well as sales to strategic account customers, many of whom have recently designated Tennant as a preferred supplier. The higher sales volume, coupled with our continued emphasis on controlling and improving our cost structure, resulted in increased gross margins and earnings per share.”
Tennant generated $14.1 million in cash from operations in the 2010 first quarter, compared to $11.3 million in the year earlier quarter. The company’s total debt was $33.1 million, down from $91.9 million at the end of the prior year quarter.
The company continues to direct its resources toward three strategic priorities: to drive process improvements and operational efficiencies; to reinvigorate the large equipment portfolio; and to build a sizable, robust chemical-free cleaning business.

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Page 2—Tennant Company Reports 2010 First Quarter Results

“We strive to be the industry leader in innovation. We are focused on efficiently running the business, as well as positioning the company to capitalize on exciting growth opportunities,” said Killingstad.

Operating Review
The company’s consolidated net sales of $150.1 million for the 2010 first quarter increased 16.7 percent compared to the 2009 first quarter. All major product categories were up over year ago levels and sales to strategic accounts were especially robust. Favorable foreign currency exchange effects added approximately 5 percent to consolidated net sales. Organic net sales, which exclude foreign currency impact, rose approximately 12 percent. While organic sales in the Europe, Middle East and Africa (EMEA) region declined 2 percent, organic sales grew 18 percent in both Tennant’s Americas and Asia Pacific regions.
Tennant's gross profit margin in the 2010 first quarter improved 150 basis points to 42.5 percent versus 41.0 percent in the year earlier quarter. The company’s gross profit margins benefited from higher sales volumes, continued tight spending controls, flexible production management and a positive foreign currency impact.
For the 2010 first quarter, selling and administrative expenses (S&A) totaled $51.7 million versus $45.5 million in the first quarter last year. The increase in S&A expense was primarily attributable to foreign currency impact, investment in chemical-free cleaning, and higher variable costs stemming from increased sales. However, as a percent of sales, S&A was 34.5 percent in the 2010 first quarter, down from 35.3 percent in the same quarter last year.
Tennant's 2010 first quarter operating profit rose to $6.5 million, or 4.3 percent of sales, compared to an operating loss of $41.8 million in the year ago quarter. Excluding the special items noted above, the prior year adjusted operating profit was $0.2 million, or 0.2 percent of sales.

Product Innovation
“We continue to demonstrate success in chemical-free cleaning with our proprietary ec-H2O technology, and we believe that we are starting to take market share from our competitors,” stated Killingstad. “We are only in the initial stages of our plan to capitalize on this potentially transformational opportunity.”
Tennant’s ec-H2O technology is an environmentally friendly process that converts plain tap water into a powerful cleaning agent without any added chemicals. Tennant first launched products with ec-H2O in the second quarter of 2008 and achieved $17 million in sales that year. That amount tripled to $50 million in 2009, and Tennant expects significant growth from ec-H2O-equipped products in 2010.

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Page 3—Tennant Company Reports 2010 First Quarter Results

Commented Killingstad: “We have learned a great deal about the capabilities of water cleaning technologies since we first introduced ec-H2O technology. Now we believe we can develop electrically activated water into a chemical-free cleaning technology platform.” The company plans to leverage this platform in three phases:
•
First, Tennant is in the process of extending ec-H2O technology to all relevant existing products. The goal is to accelerate sales and market share growth in the company’s current markets. To date, ec-H2O has been applied to 11 Tennant scrubbers, with the three remaining scrubbers scheduled to be introduced in the second quarter of this year.

•
The second phase involves cleaning more of Tennant’s customers’ spaces, in more environmentally friendly ways. Tennant currently has research studies and tests under way with key customers in North America and Europe to determine how to best leverage ec-H2O throughout their cleaning applications. The company also is pursuing the development of new cleaning devices that will be capable of delivering chemical-free cleaning in environments outside of Tennant’s core products.

•	Third is to develop new markets and new applications. Tennant believes there are significant opportunities in various market segments, including consumer products, food processing and healthcare.
“We also recently launched a new brand, ORBIO™, to build on our success to date with ec-H2O, to support our move into new chemical-free cleaning markets, applications and products, and to help set the standard for sustainable cleaning around the world,” Killingstad stated.

Business Outlook
As previously announced, Tennant Company raised its 2010 full year earnings guidance to the range of $0.90 to $1.20 per diluted share on net sales in a range of $630 million to $660 million. The company’s previous guidance anticipated earnings for the 2010 full year in the range of $0.70 to $1.00 per diluted share on net sales in the range of $615 million to $645 million. For 2009, adjusted earnings totaled $0.67 per diluted share on net sales of $595.9 million.
Tennant will continue to manage its business conservatively, with a focus on operational excellence and strong cost controls. The company's financial outlook includes the following expectations for 2010:
•	Improving, but still sluggish, economic conditions worldwide;

•	A favorable foreign currency impact on sales in the range of 1 to 3 percent;

•	A gross margin of approximately 41 to 42 percent;

•	Research and development expense of approximately 4 percent of sales; and

•	Capital expenditures in the range of $13 million to $15 million.
Killingstad concluded, "Our revised full year guidance includes Tennant’s strong first quarter results and conservatively assumes performance consistent with our original plan for the remainder of the year. We believe that our strategic direction will further enhance Tennant’s long-term, value-creation potential."

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Page 4—Tennant Company Reports 2010 First Quarter Results

Company Profile
Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; chemical-free cleaning technologies; and specialty surface coatings for protecting, repairing and upgrading floors. Tennant's global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn.; Holland, Mich.; Louisville, Ky.; Uden, The Netherlands; the United Kingdom; São Paulo, Brazil; and Shanghai, China; and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit www.tennantco.com.

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; our ability to effectively manage organizational changes; our ability to optimize the allocation of resources to our strategic objectives; the competition in our business; our ability to acquire, retain and protect proprietary intellectual property rights; our ability to maintain and manage our computer systems and data; the occurrence of a significant business interruption; unforeseen product liability claims or product quality issues; fluctuations in the cost or availability of raw materials and purchased components; our ability to comply with laws and regulations; and the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant's results, please see our other Securities and Exchange Commission filings, including disclosures under "Risk Factors."
We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release includes presentations of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company. See the Supplemental Non-GAAP Financial Table on page 8.

FINANCIAL TABLES FOLLOW

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Page 5—Tennant Company Reports 2010 First Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except share and per share data)	Three Months Ended
	March 31
	2010	2009
Net Sales	$150,106	$128,647
Cost of Sales	86,346	75,922
Gross Profit	63,760	52,725
Gross Margin	42.5%	41.0%

Operating Expense:
Research and Development Expense	5,536	5,692
Selling and Administrative Expense	51,730	45,460
Goodwill Impairment Charge	-	43,363
Total Operating Expense	57,266	94,515

Profit (Loss) from Operations	6,494	(41,790)
Operating Margin	4.3%	(32.5%)

Other Income (Expense):
Interest Income	45	111
Interest Expense	(433)	(652)
Net Foreign Currency Transaction Losses	(186)	(361)
ESOP Income	-	243
Other Income, Net	-	20
Total Other Expense, Net	(574)	(639)

Profit (Loss) Before Income Taxes	5,920	(42,429)
Income Tax Expense (Benefit)	1,829	(683)

Net Earnings (Loss)	$4,091	$(41,746)

Earnings (Loss) per Share:
Basic	$0.22	$(2.29)
Diluted	$0.21	$(2.29)

Weighted Average Shares Outstanding:
Basic	18,682,335	18,262,257
Diluted	19,090,423	18,262,257

Cash Dividend Declared per Common Share	$0.14	$0.13

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended March 31
	2010	2009	% of Change
Americas	$92,684	$76,989	20.4%
Europe, Middle East, Africa	43,006	41,087	4.7%
Asia Pacific	14,416	10,571	36.4%

Total	$150,106	$128,647	16.7%

(1)	Net of intercompany sales.

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Page 6—Tennant Company Reports 2010 First Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	March 31,	December 31,	March 31,
	2010	2009	2010
ASSETS
Current Assets:
Cash and Cash Equivalents	$27,273	$18,062	$26,699
Receivables, Net	111,198	121,203	102,082
Inventories	58,179	56,646	66,763
Prepaid Expenses	7,971	10,295	19,243
Deferred Income Taxes, Current Portion	8,780	9,362	9,618
Other Current Assets	-	344	283
Total Current Assets	213,401	215,912	224,688

Property, Plant and Equipment	284,551	287,915	282,409
Accumulated Depreciation	(192,175)	(190,698)	(180,402)
Property, Plant and Equipment, Net	92,376	97,217	102,007

Deferred Income Taxes, Long-Term Portion	6,104	7,911	6,056
Goodwill	19,863	20,181	19,036
Intangible Assets, Net	27,129	29,243	27,376
Other Assets	7,108	7,262	6,493
Total Assets	$365,981	$377,726	$385,656

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$3,897	$4,012	4,253
Short-Term Borrowings	7	7	-
Accounts Payable	43,474	42,658	25,483
Employee Compensation and Benefits	20,333	28,092	17,934
Income Taxes Payable	4,629	3,982	2,542
Other Current Liabilities	36,394	37,401	36,869
Total Current Liabilities	108,734	116,152	87,081

Long-Term Liabilities:
Long-Term Debt	29,151	30,192	87,634
Employee-Related Benefits	31,993	31,848	28,494
Deferred Income Taxes, Long-Term Portion	4,520	7,417	9,435
Other Liabilities	7,243	7,838	7,328
Total Long-Term Liabilities	72,907	77,295	132,891

Total Liabilities	181,641	193,447	219,972

Shareholders' Equity:
Preferred Stock	-	-	-
Common Stock	7,063	7,032	6,984
Additional Paid-In Capital	7,801	7,772	6,566
Retained Earnings	195,513	192,584	182,299
Accumulated Other Comprehensive Loss	(26,037)	(23,109)	(29,015)
Receivable from ESOP	-	-	-
Total Shareholders’ Equity	184,340	184,279	166,834

Total Liabilities and Shareholders’ Equity	$365,981	$377,726	386,806

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Page 7—Tennant Company Reports 2010 First Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)	Three Months Ended
	March 31
	2010	2009
OPERATING ACTIVITIES
Net Earnings (Loss)	$4,091	$(41,746)
Adjustments to Net Earnings (Loss) to Arrive at Operating Cash Flow:
Depreciation	4,586	5,356
Amortization	792	639
Deferred Tax (Benefit) Expense	(634)	595
Goodwill Impairment Charge	-	43,363
Stock-Based Compensation Expense	470	286
ESOP Expense	-	(27)
Tax Benefit on ESOP	-	3
Allowance for Doubtful Accounts and Returns	512	166
Other, Net	202	11
Changes in Operating Assets and Liabilities, Excluding the Impact of Acquisitions:
Accounts Receivable	8,966	21,149
Inventories	(3,066)	(2,386)
Accounts Payable	995	455
Employee Compensation and Benefits	(7,474)	(2,808)
Accrued Expenses	1,648	(9,794)
Income Taxes Payable/Prepaid	2,741	(2,300)
Other Assets and Liabilities	272	(1,640)
Net Cash Provided by Operating Activities	14,101	11,322

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(1,819)	(3,824)
Proceeds from Disposals of Property, Plant and Equipment	41	114
Acquisition of Businesses, Net of Cash Acquired	26	(2,295)
Net Cash Used for Investing Activities	(1,752)	(6,005)

FINANCING ACTIVITIES
Change in Short-Term Borrowings, Net	-	(1)
Payment of Long-Term Debt	(1,089)	(5,098)
Proceeds from Issuance of Common Stock	913	-
Tax Benefit on Stock Plans	139	(147)
Dividends Paid	(2,632)	(2,381)
Net Cash Used for Financing Activities	(2,669)	(7,627)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(469)	(276)

Net Increase (Decrease) in Cash and Cash Equivalents	9,211	(2,586)

Cash and Cash Equivalents at Beginning of Period	18,062	29,285

Cash and Cash Equivalents at End of Period	$27,273	$26,699

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Page 8—Tennant Company Reports 2010 First Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended
	March 31
	2010	2009
Net Sales	$150,106	$128,647
Cost of Sales	86,346	75,922
Gross Profit	63,760	52,725
Gross Margin	42.5%	41.0%
Operating Expense:
Research and Development Expense	5,536	5,692
Selling and Administrative Expense	51,730	45,460
Goodwill Impairment Charge	-	43,363
Total Operating Expense	57,266	94,515
Profit (Loss) from Operations - as reported	$6,494	$(41,790)
Operating Margin	4.3%	(32.5%)
Adjustments:
Goodwill Impairment Charge	-	43,363
Workforce Reduction Reserve Revision	-	(1,328)
Profit (Loss) from Operations - as adjusted	$6,494	$245
Operating Margin	4.3%	0.2%

Other Income (Expense):
Interest Income	45	111
Interest Expense	(433)	(652)
Net Foreign Currency Transaction (Losses) Gains
ESOP Income	-	243
Other Income (Expense), Net	-	20
Total Other Expense, Net	(574)	(639)
Profit (Loss) Before Income Taxes - as reported	$5,920	$(42,429)
Adjustments:
Goodwill Impairment Charge	-	43,363
Workforce Reduction Reserve Revision	-	(1,328)
Profit (Loss) Before Income Taxes - as adjusted	$5,920	$(394)
Income Tax Expense (Benefit) - as reported	$1,829	$(683)
Adjustments:
Goodwill Impairment Charge	-	1,074
Workforce Reduction Reserve Revision	-	(79)
Income Tax Expense (Benefit) - as adjusted	$1,829	$312
Net Earnings (Loss) - as reported	$4,091	$(41,746)
Adjustments:
Goodwill Impairment Charge	-	42,289
Workforce Reduction Reserve Revision	-	(1,249)
Net Earnings (Loss) - as adjusted	$4,091	$(706)

Earnings (Loss) per Share:
Basic	$0.22	$(2.29)
Diluted Earnings (Loss) per Share - as reported	$0.21	$(2.29)
Adjustments:
Goodwill Impairment Charge	-	2.32
Workforce Reduction Reserve Revision	-	(0.07)
Diluted Earnings (Loss) per Share - as adjusted	$0.21	$(0.04)

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